Exhibit 10.1

Full-Service Contract Agreement

(English Summary/Translation)

Contract number	RG08-NH-078
Signing location	Rizhao City, Lanshan District
Signing date	December 2, 2008

Party A: Rizhao Iron & Steel Co., Ltd. (the “Party A”)

Party B: Henan Gengsheng Refractories Co., Ltd. (the “Party B”)

1.

Project name, aggregate amount and contract period

Project name	Unit Price	Period	Note
60 non-refined steel Ladle refractories, construction, on-site services	RMB8.7/ton	One year	10/ton for120 tons Ladle
60 tons refined steel Ladle refractories, construction, on-site services	RMB18.4/ton	One year	paid by tons
60 tons Hot Metal Package	RMB0.45/ton	One year	paid by tons

2.

Quality requirements: service scope, products category, technical index, inspection standard and instructions, compensation options, evaluation requirements, and technical agreement.

3.

Inspection standards, instructions, review deadline: inspections will be approved based on the evaluations issued by Party A. Party B shall present the disagreement within 3 days upon the issuance of inspection results. Both parties shall deliver sample to the technical authority for final evaluations. Without presenting disagreement within the above agreed period, the inspection results shall be considered to be agreed by Party B.

4.

Delivery locations and methods: construction site of Party A.

5.

Transportation method and expense: Party B will be responsible for road transportation expense.

6.

Packing criteria, packing materials supply and recycle: Party B shall be responsible for recycling all the packing materials and all the costs.  Packing shall be well-considered according to products under general industrial standards if no specific requirements are indicated.

7.

Installation safety: Party B shall be responsible and liable for all the compensations and loss due to personnel injuries and accidents insurance during the contract period. Party B shall present the capacity certificate to show the qualification to fulfill this full-service contract.

8.

Transfer & sub-contract: Party B shall not transfer or sub-contract this contract to third party without obtaining the consent from Party A.

9.

Settlement method and term: this contract price is comprehensive contract price with tax (17% VAT), all the payments shall be settled all including materials cost and transportation expenses. The first month payment will be repaid in the beginning of the third month upon the approval of the inspections from Party A.

10.

Default: 1) Party A shall be eligible to terminate the contract and party B shall be responsible for all the losses it may cause to Party A due to defective quality; 2)Party B shall pay 1% a day of total value of goods for the delay of delivery and be responsible for all related damages it may cause to Party A. Party A shall be eligible to terminate the contract based on the consequence of delay; 3) the loss it may cause to Party A shall include the foreseeable interests receivable from promised quality and services agreed by both parties under this contract.

11.

Disputes settlement: any disputes related to this contract shall be presented and settled through Rizhao Arbitration Commission. Both parties shall be abiding to the decision from the Commission.

12.

Others: 1.The following attachment sand supplements are considered as party of the Contract with the same legal validity including but not limited to 1) Technical agreement; 2) Inspection Report; 3) Operations Report; 4) Supplements; and 5) others; 2. The default terms are independent and valid despite the cancellation or termination of this contract; 3. The contract will be duplicated two copies, both parties hold each.  These copies have equal legal effect and will become effective after both sides sign and affix seals.

Party A		Party B
Company Name	Rizhao Iron & Steel Co., Ltd.	Company Name	Henan Gengsheng Refractory Co., Ltd.
Legal Address	No. 600, Yuanhai Rd. Rizhao City, Shandong	Legal Address	No. 88, Gengsheng Avenue, Da Yugou Town, Gongyi City
Legal Representative	Jian Xue	Legal Representative	Shunqing Zhang
Authorized agent	Yong Huo	Authorized agent	Xudong Wang
Coordinator		Coordinator	Dong Wang
Telephone Number	633-8180-0000	Telephone Number	371-64059866, 135-6236-5936
Fax	633-8188-8232	Fax:	731-64059888
Tax No	371102747809801	Tax No	410181170000556
Zip Code	276806	Zip Code	451271